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                                                                    EXHIBIT 10.R

                              EMPLOYMENT AGREEMENT

     AGREEMENT, made and entered into the 31st day of July, 1992 (the "Effective Date"), by and between EL PASO NATURAL GAS COMPANY, a Delaware corporation (the "Company") and WILLIAM A. WISE of El Paso, Texas (the "Executive").

     WHEREAS, the Company currently employs the Executive as President and Chief Executive Officer, in connection with which the Executive also serves as a member of the Board of Directors; and

     WHEREAS, both the Company and the Executive (the "Parties") now desire to set forth certain conditions of such employment during the "Term" as defined below:

     NOW THEREFORE; in consideration of the premises and mutual covenants contained herein, and for other consideration mutually acknowledged, the Parties agree as follows:

     1.   Term.

          The Term shall commence on the Effective Date and shall continue through July 31, 1995, provided that effective the first day of each calendar month (commencing September 1, 1992), the Term shall automatically be extended for one additional month (so as to establish a three year remaining Term), unless prior thereto either Party shall have given written notice that the Term shall not be so extended.

     2.   Position.

          During the Term, the Executive shall serve as President and Chief Executive Officer of the Company.

     3.   Compensation and Benefits.

          (a) Except as provided in Section 3(b) below, the Executive's rights to compensation and benefits shall be as determined under applicable plans, programs or arrangements of the Company in effect from time to time, provided that no material

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reduction in any compensation or benefits as in effect on the Effective Date shall occur without the Executive's written consent.

          (b) (i) The Executive's pension benefit under the Company's Supplemental Benefits Plan as in effect on the Effective Date (the "SBP"), shall be determined by taking into account under Section 4.1(1) of the SBP, the following special adjustment: for each "Plan Year", as defined in the El Paso Natural Gas Company Pension Plan as in effect on the Effective Date (the "Pension Plan"), or partial Plan Year, occurring during the Term, the Executive shall be deemed credited with two years of age and "Credited Service", as defined in the Pension Plan, subject to Section 4, below. No additional years of age or service shall be deemed credited once the Executive has been deemed credited with 30 years of service.

               (ii) To the extent the SBP benefit determined pursuant to the adjustment described in Clause (i) above exceeds the Executive's benefit as otherwise determined under the SBP (the "Basic SBP Benefit"), such excess (the "SBP Excess Amount") shall be paid in a single lump-sum on the later of (A) the earlier of the Executive's death or his attainment of age 56 (the "Payment Date"), or as soon thereafter as any offset as provided below is determined, or
(B) the time for payment of the Basic SBP Benefit. Interest shall accrue on the SBP Excess Amount from the date of termination of the Executive's employment to the date of payment of the SBP Excess Amount, if later, at the rate applicable to deferred compensation under the terms of the Company's Deferred Compensation Plan as currently in effect. Such interest shall be paid at the time the SBP Excess Amount is paid. The SBP Excess Amount shall be offset by the present value of any benefit accrued by the Executive through the Payment Date, under any defined benefit pension plan of any subsequent employer, such offset to be independently determined as provided in Section 7


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below.  Notwithstanding the above, if a Change in Control occurs at any time, the SBP Excess Amount shall not be subject to offset under this Clause (ii), and shall be paid on the later of (A) the date of the Change in Control, or (B) at the date for payment of the Executive's Basic SBP Benefit.

               (iii) The Executive's entire SBP benefit, including the SBP Excess Amount, shall be subject to the provisions of the Company's Benefits Protection Trust as a benefit payable under the SBP.

          (c) No amendment of the SBP Shall reduce the Executives' SBP entitlements under this Section 3(b).

     4.   Termination of Employment.

          (a) As used herein, the terms "Cause", "Change in Control" and "Good Reason" shall have the meanings provided in the Company's Key Executive Severance Protection Plan (the "SPP") as in effect on the date hereof, except that "Good Reason" shall also include (i) loss of the Executive's position as a Director (or, if the Executive has become Chairman of the Board of Directors, the subsequent loss of his position as Chairman) except as a result of a termination of the Executive's employment for any of the reasons described in
Section 4(d) below, or (ii) any breach or attempted breach of this Agreement by the Company.

          (b) (i) The Company may terminate the Executive's employment at any time, provided that if, during the Term, the Executive's employment is terminated by the Company other than the Cause, or is terminated by the Executive for Good Reason, the Executive shall receive the following through the end of the Term:

               (A) Salary, at the rate in effect on the date of termination of employment.


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               (B)  Bonus, equal to fifty percent of the maximum bonus
          opportunity as in effect on termination of employment, but not less than fifty percent of annual salary, payable as otherwise provided in the Company's annual bonus program as in effect on termination of employment.


               (C) Continued age and deemed Credited Service toward his pension benefit as provided in Section 3(b), above provided that, if the Term ends on other than the last day of a Plan Year, then, in applying the benefit formula under the Pension Plan for purposes of determining such benefit:

                    (x)  in addition to receiving deemed Credited Service under
               Section 3(b) for all completed Plan Years during the Term, the Executive shall be deemed credited with up to two Years of Credited Service under Section 1.12(c) of the Pension Plan with respect to the partial Plan Year in which the Term ends (the "Part Year"), the amount of such Service Credit to be determined by multiplying all whole or partial calendar months of the Term falling within the Part Year by 380, and dividing the number of Hours of Service thus determined by 2,280, and

                    (y) the Executive shall be deemed credited with an additional year of age for each three full calendar months of the Term occurring during such Part Year.

               (D) All other benefits as in effect on termination of employment.


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In addition, the Company shall, if so requested, purchase the Executive's residence under the terms of the Company's Domestic Relocation Program (the "DRP") as in effect on the Effective Date, for a price equal to the greater of "appraised value," as defined in the DRP, or the amount of the investment by the Executive (and his spouse) therein (including the original equity investment and the amount invested in improvements). To the extent the Executive is subject to tax on any excess of the purchase price described above over the appraised value (the "Excess"), the Company shall pay the Executive an additional amount (the "Gross-up") such that, after payment of all income taxes in respect of the Excess and the Gross-up, the Executive is in the same position as if no income taxed were incurred on the Excess.

     In addition, the Company shall offer to Executive the opportunity to acquire by assignment his EPNG-owned automobile without cost, provided that EPNG shall not be required to reimburse the Executive for any taxes, including Federal income taxes, he must pay on account of, or because of such assignment.

               (ii) The Executive shall have no obligation to seek or accept subsequent employment. However, except as provided in Section 4(c) below, the amounts provided in Clauses (A),(B), or (D), of Section 4(b)(i) above, shall be reduced, but not below zero, by any corresponding amounts (i.e. salary, bonus or benefits , not including defined pension plan benefits), received in connection with any full-time employment with any other employer during the Term. For this purpose, periodic payments for full-time services as an independent contractor shall be considered as salary, any disproportionate lump sum payments in connection with full-time services shall be treated as bonus, amounts voluntarily deferred shall be taken into account as if paid currently, and the value of any benefit which is not readily determinable shall be independently determined as provided in Section 7 below.

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The Executive shall have an affirmative duty promptly to report any subsequent employment, and any amounts earned in connection therewith.

          (c) If a Change in Control occurs, and the Executive's Employment is thereafter terminated during the Term as described in Section 4(b), above, his rights shall be as set forth in such Section 4(b) provided that, any provisions of Section 4(b) to the contrary notwithstanding, (i) the Executive shall be entitled to no less than the full value of any benefits available to the Executive under the SPP, (ii) his pension rights as provided in Section 3(b), above shall not be reduced with respect to benefits under plans of subsequent employers, and (iii) his rights under Clauses (A), (B), and (D) of Section 4(b)(i) shall not be reduced with respect to amounts received from subsequent employment.

          (d) If the Executive's employment is terminated during the Term on account of death, involuntary termination for Cause or voluntary termination other than for Good Reason, his right to salary shall terminate on the date of termination of employment and his other rights shall be as determined under the Company's applicable plans and programs, provided that he shall in all events receive a pension benefit under the SBP as provided in Section 3(b) above, but only as determined through the end of the full Plan Year Immediately preceding his last day of employment.

          (e) In the event the Company at any time gives written notice that the Term in not to be extended, as provided in Section 1, above, then, in addition to any other rights hereunder, the Executive may, during the period commencing twelve months prior to the end of the Term and ending twelve months following the end of the Term, request that the Company purchase his residence. In such case, the Company shall purchase the Executive's residence under the terms described in Section 4(c)(i) above.


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     5.   Non-Competition.

     During the Term, whether or not the Executive is then employed by the Company, the Executive shall not, directly or indirectly, acquire (other than less than ten percent (10%) of the publicly traded shares or other publicly traded interest of any corporation, partnership, trust or other business organization), manage, control, participate in, consult with, render services to, or in any manner engage in any business with any person, corporation, partnership, trust, or other business organization which is

          (a) a competitor of the Company in any business activity conducted in the "Business Region," as defined below, that represented more than three percent (3%) of the Company's consolidated operating income as determined in the Company's then most recently completed fiscal year, or

          (b) a customer or customers whose business transactions with the Company in the Business Region gave rise, in the aggregate, to more than three percent (3%) of the Company's consolidated gross revenues during its then most recently completed fiscal year.

     For this purpose, the "Business Region" means any State in the United States of America in which Company, or any subsidiary, was materially engaged in business at any time during the period of the Executive's active employment by the Company during the Term.

     The Executive acknowledges that monetary damages would not constitute an adequate remedy for the Company in the event of a breach of this Section 5, and he therefore agrees that the Company shall be entitled to injunctive or equitable relief for the enforcement hereof. This Section 5 shall not, however, apply subsequent to (i) a Change in Control, or (ii)



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the Exectutive's voluntary termination of employment other than for Good
Reason, if he shall have provided the Company with at least six months prior written notice of such termination.

     6.   Relationship to SPP.

          Nothwithstanding the provisions of Section 9.2 of the SPP all rights of the Executive under the SPP are hereby incorporated herein by reference, and made contractual rights of the Executive and obligations of the Company hereunder, (including, without limitation, the provisions of Article VI of the SPP, which shall apply to all of the Executive's compensation and benefits provided hereunder) and, accordingly, no amendment or termination thereof shall reduce or adversely affect the Executive's rights and benefits thereunder as incorporated herein. Any amounts received by the Executive under the SPP shall offset amounts of the same nature due hereunder. If the amount of such offset is disputed, it shall be independently determined pursuant to Section 7, below. Any lump sum amounts paid as cash compensation will offset any periodic payments of the same nature in reverse chronological order. For this purpose, amounts shall be treated as being of the same nature strictly as follows:

          (a) The amount described in Section 4.2(a) of the SPP shall be treated as of the same nature as both salary and bonus.

          (b) Each of the specific benefits described in Section 4.2(b) of the SPP shall be treated as of the same nature as, and shall be a credit toward, only the specifically correlative benefit, e.g., "Basic Life Insurance" shall only offset life insurance coverage, etc.

          (c) Any amount received under Section 4.2(c) of the SPP shall be treated as of the same nature as the pension provided in Section 3(b) hereof.



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                (d)  The transfer of automobile ownership described in Section
                     4.2(d) of the SPP and the amounts described in Article VI shall not offset any amounts payable hereunder.

No provision of this Agreement shall limit any of the Executive's rights, or reduce the value of any of the benefits due the Executive, under the SPP.

     7.   Independent Determinations.

          Any independent determination of the comparative value of benefits, as required in this Agreement, shall be made at the Company's expense by an independent actuarial consulting firm of national reputation reasonably acceptable to both Parties.

     8.   Arbitration and Enforcement.

          The Parties agree that any controversy or claim arising out of or relating to this Agreement, or the breach of any provision hereof, or the terms or conditions of employment, including whether such controversy or claim is arbitrable, will be settled by arbitrators in El Paso, in accordance with the rules for commercial arbitration of the American Arbitration Association as in effect at the time a demand for arbitration under the rules is made, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The decision of the arbitrators, including determination of the amount of any damages suffered, will be conclusive, final and binding on both parties, their heirs, executors, administrators, successors and assigns. The cost of arbitration and any other costs incurred by the Executive in enforcing his rights hereunder (including without limitation reasonable attorney's fees whether or not the Executive ultimately receives a favorable award or judgment in such arbitration or other proceeding) shall be borne by the Company. The Executive shall be entitled to submit written proof reasonably satisfactory to the Company of the incurrence of such costs on a monthly basis, and to receive


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reimbursement therefore within 30 days of such submission.  Verified copies of any statements submitted to the Executive shall constitute satisfactory written proof for this purpose.

     9.   Assignability; Binding Nature.

          This Agreement is binding upon, and will inure to the benefit of, the Parties hereto and their respective successors, heirs, administrators, executors and assigns. No rights or obligations of the Executive under this Agreement may be assigned or transferred by the Executive except that his rights to compensation and benefits hereunder, which rights will remain subject to the limitations of this Agreement, may be transferred by will or operation of law. No rights or obligations of the Company under this Agreement may be assigned or transferred except that such rights or obligations may be assigned or transferred by operation of law in the event of a merger or consolidation in which the Company is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of the Company, provided that the assignee or transferee is the successor to all or substantially all of the assets of the Company and such assignee or transferee assumes the liabilities, obligations and duties of the Company, as contained in this Agreement, either contractually or as a matter of law.

     10.  Amendments and Waivers.

          This Agreement may not be modified or amended except by a writing signed by both Parties.

     11.  Notices.

          Any notice given hereunder will be in writing and will be deemed given when delivered personally or by courier, or five days after being mailed, certified or registered mail, duly addressed to the Party concerned at the address indicated below or at such other


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address as such Party may subsequently provide, in accordance with the notice and delivery provisions of this Section 11, such notice and delivery:

                         To the Company:

                              Senior Vice President
                              Human Resources and Administration
                              El Paso Natural Gas Company
                              P.O. Box 1492
                              El Paso, Texas 79978

                          With a copy to:

                              General Counsel
                              El Paso Natural Gas Company
                              P.O. Box 1492
                              El Paso, Texas 79978

                          To the Executive:

                              William A. Wise
                              5605 West Side Drive
                              El Paso, Texas 79932

     12.  References.

          In the event of the Executive's death or a judicial determination of his incompetence, reference in this Agreement to the Executive will be deemed, where appropriate, to refer to his legal representative or, where appropriate, to his beneficiary or beneficiaries.

     13.  Invalid Provisions.

          If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future law, this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof and the remaining portions hereof shall remain in full force and effect.


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     14.  Governing Law.

          This Agreement will be governed by and construed and interpreted in accordance with the laws of the State of Texas without reference to the principles of conflicts of law thereof.

     15.  Counterparts.

          This Agreement may be executed in counterparts.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first written above.



                              EL PASO NATURAL GAS COMPANY



                              By: /s/ RICHARD M. BRESSLER
                                -----------------------------
                                 RICHARD M. BRESSLER, CHAIRMAN
                                   OF THE BOARD

                                 /s/  WILLIAM A. WISE
                                -----------------------------
                                 WILLIAM A. WISE